BLUCORA, INC.
2015 INCENTIVE PLAN
NONQUALIFIED STOCK OPTION GRANT NOTICE
(Nonemployee Director)

TO:    _____________________ (“Optionee”)
We are pleased to inform you that you have been granted a stock option (the “Option”) to purchase shares of the Common Stock (the “Shares”) of Blucora, Inc. (the “Company”) under the Company’s 2015 Incentive Plan (the “2015 Plan”) and in accordance with the terms of the Nonemployee Director Compensation Program (the “Program”).
The Option is subject to all the terms and conditions set forth in this Nonqualified Stock Option Grant Notice (the "Notice of Grant") and in the Stock Option Agreement attached hereto as Exhibit A (the “Agreement”), the Program and the 2015 Plan, which are incorporated by reference into this Notice of Grant. Capitalized terms that are not defined in the Notice of Grant and the Agreement have the meanings given to them in the Plan.
Grant Date:
Number of Option Shares:
Exercise Price Per Share:    $

Option Expiration Date:	[seven-year anniversary of Grant Date]
Type of Option:    Nonqualified Stock Option
Vesting and Exercisability Schedule: The Option shall vest in full (100%) on the earlier to occur of the one-year anniversary of the Grant Date and the date of the next annual meeting of the Company’s stockholders.
Additional Terms/Acknowledgment: You hereby agree to accept as binding, conclusive and final all decisions or interpretations of the Plan Administrator upon any questions relating to the 2015 Plan and the Option.

By your signature below, you agree that the Notice of Grant, the Agreement and the 2015 Plan constitute your entire agreement with respect to the Option and may not be modified adversely to your interest except by means of a writing signed by the Company and you.

BLUCORA, INC. By: Its:	OPTIONEE Signature
Date:
Attachments: 1. Stock Option Agreement 2. 2015 Incentive Plan	Address: Taxpayer ID:

EXHIBIT A
BLUCORA, INC.
2015 INCENTIVE PLAN
STOCK OPTION AGREEMENT

1.Grant. The Company hereby grants to the Optionee listed on the Notice of Grant (the “Optionee”) an Option to purchase the number of Shares and at the exercise price as set forth in the Notice of Grant and subject to the terms and conditions in this Stock Option Agreement (this “Agreement”) and the 2015 Plan. Unless otherwise defined herein, the terms defined in the 2015 Plan shall have the same defined meanings in this Agreement.
2.    Company’s Obligation. Unless and until the Option vests and is exercised, the Optionee will have no right to receive Shares under the Option. Prior to actual distribution of Shares pursuant to any vested and exercised Option, such Option will represent an unsecured obligation of the Company, payable (if at all) only from the general assets of the Company.
3.    Vesting and Exercisability. Subject to the limitations contained herein, the Option will vest and become exercisable as provided in the Notice of Grant. Any portion of the Option that is vested may be exercised at any time during the period prior to the date the Option terminates. No partial exercise of the Option may be for less than five percent (5%) of the total number of Option Shares then available under the Option. In no event shall the Company be required to issue fractional shares.
4.    Termination of Option. The unvested portion of the Option will terminate automatically and without further notice immediately upon termination (voluntary or involuntary) of your service as a director of the Company. The vested portion of the Option will terminate automatically and without further notice on the earliest of the dates set forth below:
a.    three months after termination of your service as a director of the Company for any reason other than Disability or death;
b.    one year after termination of your service as a director of the Company by reason of Disability or death. If you die after termination of your service as a director but while the Option is still exercisable, the vested portion of the Option may be exercised until the earlier of (x) one year after the date of death and (y) the Option Expiration Date;
c.    immediately upon notification to you of termination of your service as a director of the Company for Cause, unless the Board determines otherwise; or
d.    the Option Expiration Date.
IT IS YOUR RESPONSIBILITY TO BE AWARE OF THE DATE ON WHICH YOUR OPTION TERMINATES.
5.    Method of Exercise. You may exercise the Option by giving written notice to the Company, in form and substance satisfactory to the Company, which will state the election to exercise the Option and the number of Shares for which you are exercising the Option. The written notice must be accompanied by full payment of the exercise price for the number of Shares you are purchasing.
6.    Form of Payment. You may pay the Option exercise price, in whole or in part, (a) in cash, (b) by wire transfer or check acceptable to the Company, (c) unless the Plan Administrator determines otherwise and so long as the Common Stock is registered under the Exchange Act and to the extent permitted by law, by delivery of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company the amount of sale or loan proceeds necessary to pay the exercise price, (d) if permitted by the Plan Administrator, by having the Company withhold shares of Common Stock that would otherwise be issued on exercise of the Option or by your tendering already owned shares of Common Stock, or (e) such other consideration as the Plan Administrator may permit.
7.    Limited Transferability. During your lifetime only you can exercise the Option. The Option is not transferable except by will or by the applicable laws of descent and distribution. The 2015 Plan provides for exercise of the Option by a beneficiary designated on a Company-approved form. Notwithstanding the foregoing, the Plan Administrator, in its sole discretion, may permit you to assign or transfer the Option, subject to such terms and conditions as specified by the Plan Administrator. The 2015 Plan provides for exercise of the Option by the personal representative of your estate or the beneficiary thereof following your death.
8.    Regulatory Restrictions on Issuance of Shares. Notwithstanding the other provisions of this Agreement, if at any time the Company will determine, in its discretion, that the listing, registration or qualification of Shares upon any securities exchange or under any state or federal law, or the consent or approval of any governmental regulatory authority is necessary or desirable as a condition to the issuance of Shares to the Employee (or his or her estate), such issuance will not occur unless and until such listing, registration, qualification, consent or approval will have been effected or obtained free of any conditions not acceptable to the Company. The Company will make all reasonable efforts to meet the requirements of any such state or federal law or securities exchange and to obtain any such consent or approval of any such governmental authority.
9.    Binding Effect. This Agreement will inure to the benefit of the successors and assigns of the Company and be binding upon you and your heirs, executors, administrators, successors and assigns.
10.    No Stockholder Rights. Neither you nor any person entitled to exercise your rights in the event of his or her death shall have any of the rights of a stockholder with respect to the Shares subject to the Option unless and until the date of issuance under the 2015 Plan of any such Shares upon the exercise of the Option.
11.    Notices. Any notice which either party hereto may be required or permitted to give to the other shall be in writing and may be delivered personally, by interoffice mail, by fax, by electronic mail or other electronic means, or via a postal service, postage prepaid, to such electronic mail or postal address and directed to such person as the Company may notify you from time to time; and to you at your electronic mail or postal address as shown on the records of the Company from time to time, or at such other electronic mail or postal address as you, by notice to the Company, may designate in writing from time to time.
12.    Plan Administrator Decisions Conclusive and Binding. All decisions of the Plan Administrator upon any questions arising under the 2015 Plan or under this Agreement shall be conclusive and binding.
13.    No Right to Damages. You will have no right to bring a claim or to receive damages if you are required to exercise the vested portion of the Option within three months (one year in the case of Disability or death) of your Termination of Service or if any portion of the Option is cancelled or expires unexercised. The loss of existing or potential profit in the Option will not constitute an element of damages in the event of your Termination of Service for any reason even if the termination is in violation of an obligation of the Company or a Related Company to you.
14.    Section 409A. The Option is intended to be exempt from the requirements of Section 409A or to satisfy those requirements, and shall be construed accordingly.
15.    Recovery of Compensation. In accordance with Section 18.12 of the 2015 Plan, the Award is subject to the requirements of (i) Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (regarding recovery of erroneously awarded compensation) and any implementing rules and regulations thereunder, (ii) similar rules under the laws of any other jurisdiction, (iii) any compensation recovery or clawback policies adopted by the Company to implement any such requirements, and (iv) any other compensation recovery policies as may be adopted from time to time by the Company, all to the extent determined by the Committee in its discretion to be applicable to you.
16.    Governing Law. The validity, interpretation, construction and performance of this Agreement shall be governed by the internal substantive laws of the State of Delaware, without reference to any choice-of-law rules.

28096-1005/LEGAL126392602.2